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Exhibit 8.1

February 26, 2015

GS Finance Corp.

c/o The Goldman Sachs Group, Inc.

200 West Street

New York, New York 10282

The Goldman Sachs Group, Inc.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

As United States tax counsel to GS Finance Corp. (the “Company”) and The Goldman Sachs Group, Inc. (the “Guarantor”) in connection with the registration under the Securities Act of 1933 of the Company’s Debt Securities, Warrants and Units and the guarantee thereof by the Guarantor, pursuant to the Prospectus, dated the date hereof, of the Company and the Guarantor, which forms a part of the Registration Statement of the Company and the Guarantor to which this opinion is incorporated by reference as an exhibit (File No. 333-198735) (the “Registration Statement”), we hereby confirm to you that the discussion set forth under the heading “United States Taxation” therein is our opinion, subject to the qualifications and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K filed by the Guarantor with the Securities and Exchange Commission (the “Commission”) on the date hereof and its incorporation by reference into the Registration Statement and to the reference to us under the heading “United States Taxation” in the Prospectus. In addition, if a prospectus supplement or pricing supplement relating to the offer and sale of any particular security referenced above is prepared and filed by the Company and the Guarantor with the Commission on a future date and the prospectus supplement or pricing supplement contains our opinion and a reference to us, this consent shall apply to our opinion and the reference to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,
/s/ Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.